Exhibit 4.1
ENDURANCE SPECIALTY HOLDINGS LTD.
AND
THE BANK OF NEW YORK MELLON
TRUSTEE
THIRD SUPPLEMENTAL INDENTURE
Dated as of March 26, 2010
Supplement to the First Supplemental Indenture
Dated as of July 15, 2004
and the Indenture
Dated as of July 15, 2004

$85,000,000
7% Senior Notes
Due 2034

TABLE OF CONTENTS

		Page
ARTICLE I ADDITIONAL 7% SENIOR NOTES DUE 2034		1
Section 1.01	Establishment	1
Section 1.02	Definitions	2

ARTICLE II MISCELLANEOUS PROVISIONS		2
Section 2.01	Recitals by the Company	2
Section 2.02	Ratification and Incorporation of Original Indenture	2
Section 2.03	Executed in Counterparts	2
Section 2.04	New York Law to Govern	2

     THIS THIRD SUPPLEMENTAL INDENTURE is made as of the 26th day of March, 2010, by and between ENDURANCE SPECIALTY HOLDINGS LTD., an exempted company incorporated in Bermuda as a holding company (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”):
     WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of July 15, 2004 (the “Original Indenture”), with The Bank of New York Mellon, formerly known as the Bank of New York, as supplemented by the First Supplemental Indenture, dated as of July 15, 2004, by and between the Company and The Bank of New York Mellon, formerly known as the Bank of New York (the “First Supplemental Indenture”);
     WHEREAS, the Original Indenture and the First Supplemental Indenture are incorporated herein by reference and the Original Indenture, as supplemented by the First Supplemental Indenture and as further supplemented by this Third Supplemental Indenture, is herein called the “Indenture”;
     WHEREAS, pursuant to the Original Indenture, as supplemented by the First Supplemental Indenture, the Board of Directors of the Company established a new series of senior notes designated as the 7.0% Senior Notes due 2034 (the “Initial 2034 Senior Notes”), initially limited to aggregate principal amount of $250,000,000;
     WHEREAS, the Original Indenture, as supplemented by the First Supplemental Indenture, provides that the aggregate principal amount of the Initial 2034 Senior Notes may be increased in the future, without the consent of the holders of the Initial 2034 Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Initial 2034 Senior Notes;
     WHEREAS, the Company proposes to issue additional 7.0% Senior Notes due 2034 (the “Additional 2034 Senior Notes”, and, collectively with the Initial 2034 Senior Notes, the “2034 Senior Notes”), and the Additional 2034 Senior Notes, together with the Initial 2034 Senior Notes, will constitute a single series of senior notes;
     WHEREAS, additional senior notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified, and all senior notes issued by the Company of any one series need not be issued at the same time and, unless otherwise so provided, may be reopened for issuances of additional senior notes of such series; and
     WHEREAS, all things necessary to authorize the execution and delivery of this Third Supplemental Indenture and make it a valid and binding agreement of the Company, in accordance with its terms, have been done.
     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
ADDITIONAL 7% SENIOR NOTES DUE 2034
Section 1.01 Establishment. The aggregate principal amount of the 2034 Senior Notes, initially limited to an aggregate principal amount of $250,000,000 under the First Supplemental Indenture, is hereby increased by $85,000,000 to an aggregate principal amount of $335,000,000.
     There are to be authenticated and delivered Additional 2034 Senior Notes in an aggregate principal amount of $85,000,000. Except as provided herein, the Additional 2034 Senior Notes shall have the same terms and same CUSIP numbers and ISIN numbers as the Initial 2034 Senior Notes and shall combine with the Initial 2034 Senior Notes to form a single series of senior notes under the Indenture. No

1

further 2034 Senior Notes shall be authenticated and delivered except as provided by Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Original Indenture and the terms of this Third Supplemental Indenture; provided, however, that the aggregate principal amount of the 2034 Senior Notes may be increased in the future, without the consent of the holders of the 2034 Senior Notes (including, without limitation, without the consent of any holders of the Initial 2034 Senior Notes or the Additional 2034 Senior Notes), on the same terms and with the same CUSIP and ISIN numbers as the 2034 Senior Notes. The Additional 2034 Senior Notes shall be issued in fully registered form.
     The Additional 2034 Senior Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Additional 2034 Senior Notes shall be The Depository Trust Company.
     The form of the Trustee’s Certificate of Authentication for the Additional 2034 Senior Notes shall be substantially in the form set forth in Exhibit A hereto.
     Each Additional 2034 Senior Note shall be dated the date of authentication thereof and shall bear interest from January 15, 2010 at 7.00% per annum, payable semi-annually on January 15 and July 15 of each year, commencing July 15, 2010.
Section 1.02 Definitions. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture, as supplemented by the First Supplemental Indenture.
ARTICLE II
MISCELLANEOUS PROVISIONS
Section 2.01 Recitals by the Company. The recitals in this Third Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Initial 2034 Senior Notes or the Additional 2034 Senior Notes. The Trustee shall not be accountable for the use or application by the Company of the 2034 Senior Notes or the proceeds thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2034 Senior Notes and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.
Section 2.02 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture and the First Supplemental Indenture are in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 2.03 Executed in Counterparts. This Third Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
Section 2.04 New York Law to Govern. This Third Supplemental Indenture and each Additional 2034 Senior Note shall be deemed to be a contract under the laws of the state of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may be required by mandatory provisions of law.

2

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ENDURANCE SPECIALTY HOLDINGS LTD., as Issuer
By:	/s/ John V. Del Col
	Name:	John V. Del Col
	Title:	General Counsel, Secretary & Executive Vice President

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Frances M. Ferrera
	Name:	Frances M. Ferrera
	Title:	Senior Associate

EXHIBIT A
Form of 7% Senior Note due July 15, 2034
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO ENDURANCE SPECIALTY HOLDINGS LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. 3
CUSIP No. 29267HAA7
ISIN No. US29267HAA77
ENDURANCE SPECIALTY HOLDINGS LTD.
7% Senior Notes
Due July 15, 2034

Principal Amount:	$85,000,000

Regular Record Date:	with respect to each Interest Payment Date, the close of business on the preceding January 1 or July 1, as the case may be

Original Issue Date:	March 26, 2010

Stated Maturity:	July 15, 2034

Interest Payment Dates:	January 15 and July 15 commencing July 15, 2010

Interest Rate:	7% per year

Authorized Denomination:	$1,000
     Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of eighty-five million dollars ($85,000,000) on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on July 15, 2010, and on the Stated Maturity at the rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest to the extent permitted by law. As provided in the Indenture, the Company under certain circumstances would be required to pay Additional Amounts to the Holders of the Senior Notes. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.7 of the Original Indenture.
     Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates, except such interest accruing from and including January 15, 2010 to and excluding the settlement date. Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.
     Payment of the principal of and interest due at the Stated Maturity of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. The principal of and interest on this Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.
     The Senior Notes (as defined on the reverse hereof) will be unsecured obligations of the Company and will rank equally in right of payment with all the other unsecured, unsubordinated indebtedness of the Company from time to time outstanding. The Senior Notes will rank senior to any subordinated indebtedness of the Company.
     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ENDURANCE SPECIALTY HOLDINGS LTD., as Issuer
By:
Name:
Title:

Attest:

Name:
Title
CERTIFICATE OF AUTHENTICATION
     This is one of the 7% Senior Notes due 2034 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

(Reverse Side of Note)
     This Note is one of a duly authorized issue of senior notes of the Company issued and issuable in one or more series under a Senior Indenture dated as of July 15, 2004 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of July 15, 2004 (the “First Supplemental Indenture,” and as further supplemented by the Third Supplemental Indenture dated as of March 26, 2010 (the “Third Supplemental Indenture” and, together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof as 7% Senior Notes due July 15, 2034 (the “Senior Notes”), initially limited in aggregate principal amount of $250,000,000 pursuant to the First Supplemental Indenture and increased to an aggregate principal amount of $335,000,000 pursuant to the Third Supplemental Indenture; provided, however, that the aggregate principal amount of the Senior Notes may be further increased in the future, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
     This Note is exchangeable in whole or from time to time in part for Senior Notes of this series in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling, unable or ineligible to continue as Depositary for this Note, and the Company does not appoint a successor Depositary within 60 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) an event of default under the Indenture with respect to the Senior Notes has occurred and is continuing, or (iii) the Company in its sole discretion determines that this Note shall be exchangeable for Senior Notes of this series in definitive registered form and executes and delivers to the Security registrar a written order of the Company providing that this Note shall be so exchangeable, this Note shall be exchangeable for Senior Notes of this series in definitive registered form, provided that the definitive Senior Notes so issued in exchange for this Note shall be in denominations of $1,000 and whole multiples of $1,000 in excess of $2,000, without coupons, and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Senior Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

     The Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time (a “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal of and interest on the Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 30 basis points; plus in each case, accrued and unpaid interest on the Senior Notes to be redeemed to, but excluding, such Redemption Date.
     “Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.
     “Independent Investment Banker” means J.P. Morgan Securities Inc. and its successors or Barclays Capital Inc. and its successors or, if either of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.
     “Comparable Treasury Price” means with respect to any Redemption Date for the Senior Notes (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Reference Treasury Dealer” means J.P. Morgan Securities Inc. and Barclays Capital Inc. and their respective successors and three other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by the Company; provided that (1) if any of J.P. Morgan Securities Inc. and Barclays Capital Inc. and their respective successors or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefore another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with the Company.
     “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each Holder of the Senior Notes to be redeemed. Notwithstanding Section 12.2 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

     The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.
     If less than all of the Senior Notes are to be redeemed, the Trustee shall determine, in such manner as it deems appropriate and fair, the principal amount of such notes held by each beneficial owner of such Senior Notes to be redeemed. The Trustee may select notes and portions of notes in amounts of $1,000 and whole multiples of $1,000 in excess of $2,000.
     The Indenture contains provisions for redemption of the Senior Notes for tax purposes in whole but not in part at the option of the Company.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company (“Paying Agent”) and the Security registrar of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security registrar shall be affected by notice to the contrary.
     The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and whole multiples of $1,000 in excess of $2,000. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.
     No recourse shall be had for payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule, law statute or constitutional provision, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released, by the acceptance hereof and as part of the consideration for the issuance hereof.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     This Note shall be governed by, and construed in accordance with, the internal laws of the state of New York.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — Custodian under Uniform Gift to Minors Act

(State)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with rights of	CUST — Custodian survivorship and not as tenants in common
Additional abbreviations may also be used
though not on the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.